Exhibit 99.1

Investor Relations inquiries: Jerome Holland Matson, Inc. 510.628.4021 jholland@matson.com	Media inquiries: Jeff S. Hull Matson, Inc. 510.628.4534 jhull@matson.com

FOR IMMEDIATE RELEASE

MATSON RAISES FOURTH QUARTER 2014 OUTLOOK, PROVIDES PRELIMINARY COMMENTS ON 2015 OUTLOOK

•                  4Q14 Ocean Transportation operating income expected to be approximately $45.0 million

•                  Preliminary full year 2015 outlook:

•                  Ocean Transportation operating income expected to be flat to modestly higher than 2014 levels

•                  Logistics operating income expected to exceed 2014 levels

•                  Conference call to discuss 4Q14 results, full year 2014 results and 2015 outlook planned for late February 2015

HONOLULU, Hawaii (January 8, 2015) — Matson, Inc. (NYSE: MATX), a leading U.S. carrier in the Pacific, today announced a higher operating income outlook for the fourth quarter 2014 and made preliminary comments regarding its outlook for 2015 as follows:

Ocean Transportation: In the fourth quarter 2014, Matson expects ocean transportation operating income to be approximately $45.0 million primarily driven by higher than expected freight rates in its China service and continued rate and volume growth in Hawaii and Guam. In addition, the timing of fuel surcharge collections in the Company’s Hawaii and Guam services positively impacted operating income performance in the quarter as bunker fuel prices declined sharply, leading to better than expected fuel surcharge collections relative to the Company’s fuel expenditures.  As a result, Matson lowered its fuel surcharge in two separate announcements during the fourth quarter.  For the full year 2015, ocean transportation operating income is expected to be flat to modestly higher than 2014 levels.

Logistics: In the fourth quarter 2014, the Company expects operating income to be approximately $3.0 million primarily driven by continuing improvements in volume, yield, and warehouse operations.  For the full year 2015, the Company expects Logistics operating income to exceed 2014 levels.

The full year 2015 outlook excludes any future effects from the September 2013 molasses incident and the pending transaction with Horizon Lines, Inc., pursuant to which the Company will acquire the stock of Horizon, which will include Horizon’s Alaska operations and the assumption of all of Horizon’s non-Hawaii business liabilities.

About the Company

Founded in 1882, Matson is a leading U.S. carrier in the Pacific. Matson provides a vital lifeline to the island economies of Hawaii, Guam, Micronesia and select South Pacific islands, and operates a premium, expedited service from China to Southern California. The Company’s fleet of 18 vessels includes containerships, combination container and roll-on/roll-off ships and custom-designed barges. Matson Logistics, established in 1987, extends the geographic reach of Matson’s transportation network throughout the continental U.S. Its integrated, asset-light logistics services include rail intermodal, highway brokerage and warehousing. Additional information about Matson, Inc. is available at www.matson.com.

Forward-Looking Statements

Statements in this news release that are not historical facts are “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement, including but not limited to risks and uncertainties relating to regional, national and international economic conditions; new or increased competition; fuel prices and our ability to collect fuel surcharges; our relationship with vendors, customers and partners and changes in related agreements; the actions of our competitors, including the timing of the entry of a competitor in the Guam trade lane; our ability to offer a differentiated service in China for which customers are willing to pay a significant premium; consummating and integrating acquisitions, including the pending acquisition and integration of Horizon; conditions in the financial markets; changes in our credit profile and our future financial performance; the impact of future and pending legislation, including environmental legislation; government regulations and investigations; the potential adverse effect of the molasses release on Matson’s business and stock price, the potential for changes in the Company’s operations or regulatory compliance obligations and potential governmental agency claims, disputes, legal or other proceedings, fines, penalties, natural resource damages, inquiries or investigations or other regulatory actions, including debarment, relating to the molasses release; repeal, substantial amendment or waiver of the Jones Act or its application, or our failure to maintain our status as a United States citizen under the Jones Act; relations with our unions; satisfactory negotiation and renewal of expired collective bargaining agreements without significant disruption to Matson’s or SSAT’s operations; and the occurrence of marine accidents, poor weather or natural disasters.  These forward-looking statements are not guarantees of future performance. This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release.  We do not undertake any obligation to update our forward-looking statements.